Exhibit 99.1

INNOSPEC REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS

Performance Chemicals operating income more than doubles on personal care growth

Fuel Specialties operating income up double digits with margin expansion

As expected, Oilfield Services results impacted by lower production chemical activity

Debt-free balance sheet with over $240 million in net cash

GAAP EPS $1.24 and adjusted non-GAAP EPS $1.39

Englewood, CO – August 6, 2024 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the second quarter ended June 30, 2024.

Total revenues for the second quarter were $435.0 million, a decrease of 9 percent from $480.4 million in the corresponding period last year. Net income for the quarter was $31.2 million or $1.24 per diluted share compared to $28.9 million or $1.16 per diluted share recorded last year. Adjusted EBITDA for the quarter was $54.1 million compared to $47.4 million reported in the same period a year ago.

Results for this quarter include some special items, which are summarized in the table below. Excluding these items, adjusted non-GAAP EPS in the second quarter was $1.39 per diluted share, compared to $1.28 per diluted share a year ago.

Cash from operating activities was $4.7 million before capital expenditures of $15.2 million. The quarter closed with net cash of $240.2 million and in the second quarter, the Company paid its semi-annual dividend of 76 cents per common share.

Adjusted EBITDA, income before income taxes excluding special items and net income excluding special items and related per-share amounts together with net cash, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended June 30, 2024			Quarter ended June 30, 2023
(in millions, except share and per share data)	Income before income taxes	Net income	Diluted EPS	Income before income taxes	Net income	Diluted EPS
Reported GAAP amounts	$43.7	$31.2	$1.24	$36.6	$28.9	$1.16

Amortization of acquired intangible assets	3.2	2.4	0.10	2.6	2.0	0.08
Legacy costs of closed operations	0.8	0.6	0.02	0.9	0.7	0.03
Adjustment to fair value of contingent consideration	0.6	0.4	0.02	—	—	—
Adjustment of income tax provisions	—	0.2	0.01	—	0.3	0.01
Foreign currency exchange losses/(gains)	0.1	0.1	—	(1.2)	(0.9)	(0.04)
Acquisition related costs	—	—	—	1.5	1.1	0.04

	4.7	3.7	0.15	3.8	3.2	0.12

Adjusted non-GAAP amounts	$48.4	$34.9	$1.39	$40.4	$32.1	$1.28

Commenting on the second quarter results, Patrick S. Williams, President and Chief Executive Officer, said,

“This was a mixed quarter for Innospec as Fuel Specialties and Performance Chemicals continued to deliver strong results while Oilfield Services declined as expected on significant production chemical headwinds. Nevertheless, overall operating income grew 19 percent and operating margins improved.

Performance Chemicals operating income more than doubled over the prior year on higher sales and improved gross margins. Demand for our mild and natural personal care technologies continued to drive growth in operating income. We are excited by opportunities in all our end-markets and remain cautiously optimistic that we can maintain these improved results in the second half of 2024. Our recent acquisition of QGP Quimica is performing in line with expectations and is well positioned for growth.

In Fuel Specialties, gross margins were at the upper end of our targeted 32 to 35 percent range and operating income and margins improved over the prior year. We continue to target further sales growth and margin improvement in the business as we pursue a diverse set of end-market and geographic opportunities in both fuel and non-fuel applications.

As anticipated, Oilfield Services results were impacted by significantly lower production chemical activity in the quarter. As of the end of July this activity has not recovered. While potential remains for some near-term recovery in this business, we currently expect to see lower sales levels continuing through the second half of 2024. In parallel we plan to remain focused on several exciting, technology-based sales growth and margin improvement opportunities in our other oilfield segments.”

Revenues in Performance Chemicals of $160.1 million were up 25 percent over the second quarter of last year with acquisition growth of 7 percent, volume growth of 29 percent and an adverse price/mix of 11 percent. Gross margins of 22.6 percent increased by 5.4 percentage points from the same quarter last year. Operating income of $21.2 million more than doubled from $9.2 million in the corresponding prior year period.

Revenues in Fuel Specialties of $166.6 million were up 8 percent from $154.2 million in the second quarter of last year. Volumes were up 20 percent offset by an adverse price/mix of 12 percent. Gross margins of 34.6 percent increased by 5.5 percentage points over last year. Operating income of $30.4 million was up 78 percent from $17.1 million a year ago. Adjusting for the $8.0 million loss in Brazil in the second quarter of 2023, prior year gross margins were 32.3 percent and operating income was $25.1 million.

Revenues in Oilfield Services of $108.3 million for the quarter were down 45 percent from $198.4 million in the second quarter of last year. Gross margins of 30.6 percent decreased by 11.5 percentage points from the same quarter last year on a weaker sales mix. Operating income of $7.3 million decreased 74 percent from $28.0 million in the prior year period.

Corporate costs for the quarter were $17.6 million, compared with $20.1 million a year ago.

The effective tax rate for the quarter was 28.6 percent compared to 21.0 percent in the same period last year reflecting the geographical location of taxable profits.

For the quarter, cash provided by operating activities was $4.7 million compared to $55.0 million a year ago. As of June 30, 2024, Innospec had $240.2 million in cash and cash equivalents and no debt.

Mr. Williams concluded,

“I am very pleased with the strong results in Fuel Specialties and Performance Chemicals in the quarter. We continue to execute as expected against a broad set of technology-led growth opportunities in these businesses. While the results and short-term outlook in Oilfield Services are clearly below our targeted range, our team remains intensely focused on leveraging our leading customer service and technology to build a stronger medium to long-term business.

With over $240 million in net-cash we expect to continue to pursue organic investments and complementary M&A while returning value to shareholders through dividend growth.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise adjusted EBITDA, income before income taxes excluding special items, net income excluding special items and related per share amounts together with net cash. Adjusted EBITDA is net income per our consolidated financial statements adjusted for the exclusion of interest (income)/expense, net, income taxes, depreciation and amortization, foreign currency exchange losses/(gains), legacy costs of closed operations, adjustment to fair value of contingent consideration and acquisition related costs. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of amortization of acquired intangible assets, legacy costs of closed operations, adjustment to fair value of contingent consideration, adjustment of income tax provisions, foreign currency exchange losses/(gains) and acquisition related costs. Net cash is cash and cash equivalents less total debt. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and net income excluding special items and adjusted EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income) to allocate resources and evaluate the performance of the Company’s operations and has provided a reconciliation of adjusted EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2,400 employees in 22 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil and gas exploration and production industry.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “could,” “believes,” “feels,” “plans,” “intends” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2023, Innospec’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Corbin Barnes

Innospec Inc.

+44-151-355-3611

corbin.barnes@innospecinc.com

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Schedule 1

(in millions, except share and per share data)	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
Net sales	$435.0	$480.4	$935.2	$990.0
Cost of goods sold	(308.1)	(330.0)	(652.6)	(691.8)

Gross profit	126.9	150.4	282.6	298.2
Operating expenses:
Selling, general and administrative	(73.4)	(105.6)	(166.1)	(201.8)
Research and development	(12.2)	(10.6)	(24.0)	(21.2)
Adjustment to fair value of contingent consideration	(0.6)	—	(1.4)	—
Profit on disposal of property, plant and equipment	—	—	0.1	—

Total operating expenses	(86.2)	(116.2)	(191.4)	(223.0)

Operating income	40.7	34.2	91.2	75.2
Other income, net	0.9	2.7	3.6	6.4
Interest income/(expense), net	2.1	(0.3)	4.2	—

Income before income taxes	43.7	36.6	99.0	81.6
Income taxes	(12.5)	(7.7)	(26.4)	(19.5)

Net income	$31.2	$28.9	$72.6	$62.1

Earnings per share:
Basic	$1.25	$1.16	$2.91	$2.50
Diluted	$1.24	$1.16	$2.89	$2.48
Weighted average shares outstanding (in thousands):
Basic	24,937	24,868	24,918	24,835
Diluted	25,097	24,980	25,091	25,010

INNOSPEC INC. AND SUBSIDIARIES

Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS	Three Months Ended June 30		Six Months Ended June 30
(in millions)	2024	2023	2024	2023
Net sales:
Performance Chemicals	$160.1	$127.8	$320.9	$279.2
Fuel Specialties	166.6	154.2	343.5	344.5
Oilfield Services	108.3	198.4	270.8	366.3

	435.0	480.4	935.2	990.0

Gross profit:
Performance Chemicals	36.2	22.0	73.9	46.1
Fuel Specialties	57.6	44.8	118.2	102.2
Oilfield Services	33.1	83.6	90.5	149.9

	126.9	150.4	282.6	298.2

Operating income:
Performance Chemicals	21.2	9.2	42.3	19.6
Fuel Specialties	30.4	17.1	63.8	49.5
Oilfield Services	7.3	28.0	24.2	43.9
Corporate costs	(17.6)	(20.1)	(37.8)	(37.8)

	41.3	34.2	92.5	75.2
Adjustment to fair value of contingent consideration	(0.6)	—	(1.4)	—
Profit on disposal of property, plant and equipment	—	—	0.1	—

Total operating income	$40.7	$34.2	$91.2	$75.2

Schedule 2B

NON-GAAP MEASURES	Three Months Ended June 30		Six Months Ended June 30
(in millions)	2024	2023	2024	2023
Net income	$31.2	$28.9	$72.6	$62.1
Interest (income)/expense, net	(2.1)	0.3	(4.2)	—
Income taxes	12.5	7.7	26.4	19.5
Depreciation and amortization	11.0	9.3	21.3	18.5
Foreign currency exchange losses/(gains)	0.1	(1.2)	(1.0)	(3.2)
Legacy costs of closed operations	0.8	0.9	1.6	1.7
Adjustment to fair value of contingent consideration	0.6	—	1.4	—
Acquisition related costs	—	1.5	—	1.5

Adjusted EBITDA	54.1	47.4	118.1	100.1

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	June 30, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$240.2	$203.7
Trade and other accounts receivable	300.3	359.8
Inventories	313.5	300.1
Prepaid expenses	9.7	18.7
Prepaid income taxes	12.1	2.8
Other current assets	1.0	0.6

Total current assets	876.8	885.7
Net property, plant and equipment	271.9	268.3
Operating lease right-of-use assets	47.9	45.1
Goodwill	388.2	399.3
Other intangible assets	61.4	57.3
Deferred tax assets	10.4	10.4
Pension asset	37.0	35.1
Other non-current assets	6.7	6.2

Total assets	$1,700.3	$1,707.4

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$147.7	$163.6
Accrued liabilities	143.1	185.9
Current portion of operating lease liabilities	14.9	13.6
Current portion of plant closure provisions	4.6	4.6
Current portion of accrued income taxes	21.3	2.6
Current portion of unrecognized tax benefits	1.2	1.2

Total current liabilities	332.8	371.5
Operating lease liabilities, net of current portion	33.2	31.6
Plant closure provisions, net of current portion	56.5	57.0
Accrued income taxes, net of current portion	—	11.6
Unrecognized tax benefits, net of current portion	10.7	13.6
Deferred tax liabilities	35.4	33.5
Pension liabilities and post-employment benefits	12.7	13.3
Acquisition-related contingent consideration	20.2	23.4
Other non-current liabilities	2.9	2.3
Equity	1,195.9	1,149.6

Total liabilities and equity	$1,700.3	$1,707.4

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30
(in millions)	2024	2023

Cash Flows from Operating Activities
Net income	$72.6	$62.1
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	21.5	19.2
Adjustment to fair value of contingent consideration	1.4	—
Deferred taxes	0.7	1.1
Profit on disposal of property, plant and equipment	(0.1)	—
Non-cash movements on defined benefit pension plans	(1.6)	(1.7)
Stock option compensation	4.2	3.9
Changes in working capital	(10.0)	11.5
Movements in plant closure provisions	(0.1)	(0.5)
Movements in income taxes	(0.1)	(21.6)
Movements in unrecognized tax benefits	(2.9)	0.6
Movements in other assets and liabilities	(0.3)	2.2

Net cash provided by operating activities	85.3	76.8
Cash Flows from Investing Activities
Capital expenditures	(21.6)	(32.6)
Proceeds on disposal of property, plant and equipment	0.2	—
Business combinations, net of cash acquired	(0.2)	—
Internally developed software	(8.1)	(6.7)

Net cash used in investing activities	(29.7)	(39.3)
Cash Flows from Financing Activities
Non-controlling interest	0.8	0.2
Refinancing costs	(0.3)	(1.5)
Dividend paid	(19.0)	(17.2)
Issue of treasury stock	0.8	0.7
Repurchase of common stock	(0.7)	(1.0)

Net cash used in financing activities	(18.4)	(18.8)
Effect of foreign currency exchange rate changes on cash	(0.7)	0.1

Net change in cash and cash equivalents	36.5	18.8
Cash and cash equivalents at beginning of period	203.7	147.1

Cash and cash equivalents at end of period	$240.2	$165.9

Amortization of deferred finance costs of $0.2 million (2023 - $0.7 million) are included in depreciation and amortization in the condensed consolidated statements of cash flows and in interest expense, net in the condensed consolidated statements of income.